Berkshire Grey Reports Second Quarter 2022 Results;

Surpasses Q2 Expectations with Revenue of $23.4 Million

BEDFORD, Mass., August 11, 2022—Berkshire Grey Inc. (Nasdaq: BGRY), a leader in AI-enabled robotic solutions that automate supply chain processes, today announced results for its second quarter ended June 30, 2022.

Second Quarter Financial Highlights

•
Revenue of $23.4 million, an increase of $18.9 million or 421% as compared to the second quarter of 2021.
•
$20 million in new orders in the second quarter of 2022 and through July 31, 2022.
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Backlog of $100 million, which includes orders through July 31, 2022.
•
Net loss of $29.0 million or $(0.12) per diluted share.
•
Adjusted EBITDA of $(30.3) million.
•
$108 million of cash and cash equivalents with no debt as of June 30, 2022.

Second Quarter and Recent Business Highlights

•
Berkshire Grey expanded its strategic relationship with FedEx, an existing customer. Please see the Current Report on Form 8-K filed with the SEC on August 2, 2022, for further details of the FedEx agreements which include:
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An order for Berkshire Grey to develop a new AI robotic automation solution aimed at helping improve the safety and efficiency of FedEx package handling operations globally. Berkshire Grey will offer the systems to FedEx and other Berkshire Grey customers.
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A master system purchase agreement to be executed in 2022, which will streamline and expedite the procurement process for any Berkshire Grey solutions across all FedEx operating companies.
o
A warrant to purchase common stock which vests incrementally, subject to certain terms including the ordering of and payment for Berkshire Grey AI-enabled robotic automation goods and services at any time prior to December 31, 2025, with full vesting of all 25 million shares subject to the warrant upon the ordering of or payment for at least $200 million of such goods and services.
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Expanded its Berkshire Grey Partner Alliance (BGPA) program, which now includes 14 partners, including the recently announced technology partnerships with ABB. The BGPA program includes a select group of market-leading consultants, integrators, technology providers and material handling leaders, broadening the Company’s global reach, and extending its go-to-market strategy.
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Secured the number one spot in the inaugural SupplyTech Breakthrough Awards in the Overall SupplyTech Innovation of the Year category. Berkshire Grey was recognized as the winner based on the Company’s focus on innovation as well as the performance, functionality, ease of use, value, and impact of its AI-enabled robotic solutions.

“We continue to execute against our large and growing market opportunity by expanding our relationships with our strategic customers and securing new accounts,” said Tom Wagner, CEO of Berkshire Grey. “Our ongoing momentum reflects the value of our AI-enabled robotic solutions for the world’s most prestigious retailers, package handling companies, eCommerce providers and logistics companies.”

Outlook for Full Year 2022:

The Company expects revenue of approximately $70-80 million for 2022. The updated estimate for 2022 revenue reflects the Company’s expectation that one of its projects with a large customer will be delayed. Berkshire Grey and this customer are discussing changes in the project schedule and an expanded scope for the project which has the potential to increase Berkshire Grey’s overall opportunity with this customer in 2023 and beyond. Berkshire Grey’s statements about expected revenue and the potential to increase this particular project scope is forward-looking and based on current expectations. Actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Information Regarding Forward-Looking Statements” below.

Conference Call and Webcast Information

Berkshire Grey will hold a conference call and webcast today at 10:00 am ET to discuss its second quarter 2022 results. The telephonic version of the call can be accessed by dialing:

Dial-in: 1-833-630-1956 or 1-412-317-1837

Conference ID: Berkshire Grey Q2 2022 earnings call

A live webcast (listen only) can be accessed on the events page of the investor relations section of the Berkshire Grey website https://ir.berkshiregrey.com/news-events.

The replay of the call will be accessible on the Company’s website at https://ir.berkshiregrey.com/ approximately two hours after conclusion of the live event and accessible for twelve months.

About Berkshire Grey

Berkshire Grey (Nasdaq: BGRY) helps customers radically change the essential way they do business by delivering game-changing technology that combines AI and robotics to automate fulfillment, supply chain, and logistics operations. Berkshire Grey solutions are a fundamental engine of change that transform pick, pack, move, store, organize, and sort operations to deliver competitive advantage for enterprises serving today’s connected consumers. Berkshire Grey customers include Global 100 retailers and logistics service providers. More information is available at www.berkshiregrey.com.

Non-GAAP Financial Measures

We define Adjusted EBITDA as net loss less other income or expense, income taxes, depreciation, and amortization expense, change in fair value of warrant liabilities, and stock-based compensation expense. In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating the performance of our business. This non-GAAP measure has limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. We recommend that investors review the reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release, and not rely on any single financial measure to evaluate our business.

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this communication, including statements regarding Berkshire Grey’s beliefs regarding future operating performance, including Berkshire Grey’s outlook and guidance for the full year 2022, and demand for Berkshire Grey’s solutions in general, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Berkshire Grey has based these forward-looking statements on current information and management’s current expectations and beliefs. These forward-looking statements speak only as of the date of this communication and are subject to a number of significant risks and uncertainties, including, without limitation (a) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic, inflation and rising interest rates;

(b) the loss of any customers, or the termination of existing contracts by any customers; (c) the inability to penetrate new markets and generate revenues from the pipeline; (d) demand for Berkshire Grey products and services from FedEx and other customers that does not grow as expected, including the potentially increased customer opportunity mentioned in the Outlook for Full Year 2022 above; (e) dependence on a limited number of third-party contract manufacturers; (f) the failure to manage any growth in the company or its business; (g) increased competition; (h) the difficulty of predicting order flow and revenue generated from Berkshire Grey’s small number of customers with generally large order sizes and many variables that can impact project schedules and the completion of sales; (i) risks associated with Berkshire Grey’s plans to develop and commercialize its product candidates to meet constantly evolving customer demands; (j) Berkshire Grey’s ability to maintain and establish collaborations or obtain additional funding ; (k) other risks associated with companies, such as Berkshire Grey, that are engaged in the intelligent automation industry; and (l) other risks and uncertainties described under “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K filed with the SEC, and such other reports as Berkshire Grey has filed or may file with the SEC from time to time. Although such forward-looking statements have been made in good faith and are based on assumptions that Berkshire Grey believe to be reasonable, there is no assurance that the expected results will be achieved, and Berkshire Grey’s actual results may differ materially from the results discussed in forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements. These forward-looking statements are made only as of the date hereof, and Berkshire Grey does not undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BERKSHIRE GREY, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except for share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$23,448	$4,503	$28,940	$8,468
Cost of revenue	26,411	5,240	33,107	9,938
Gross loss	(2,963)	(737)	(4,167)	(1,470)
Operating expenses:
General and administrative expense	7,004	4,710	14,666	8,853
Sales and marketing expense	2,565	10,540	4,054	38,023
Research and development expense	18,927	15,741	39,270	28,051
Total operating expenses	28,496	30,991	57,990	74,927
Loss from operations	(31,459)	(31,728)	(62,157)	(76,397)
Other income (expense):
Interest income, net	6	3	13	14
Change in fair value of warrant liabilities	2,555	—	9,738	—
Other (expense), net	(50)	(22)	(98)	(42)
Net loss before income taxes	(28,948)	(31,747)	(52,504)	(76,425)
Income tax	36	7	46	12
Net loss	$(28,984)	$(31,754)	$(52,550)	$(76,437)
Other comprehensive loss:
Net foreign currency translation adjustments	(17)	—	(40)	(6)
Total comprehensive loss	$(29,001)	$(31,754)	$(52,590)	$(76,443)
Net loss per common share (Class A and C) – basic and diluted	$(0.12)	$(1.40)	$(0.23)	$(3.44)
Weighted average shares outstanding – basic and diluted	233,094,040	22,731,043	232,545,566	22,220,455

BERKSHIRE GREY, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share data)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$108,363	$171,089
Accounts receivable	10,937	13,291
Inventories, net	5,211	2,641
Deferred fulfillment costs	16,528	7,689
Prepaid expenses	3,161	5,138
Other current assets	2,840	5,078
Total current assets	147,040	204,926
Property and equipment, net	9,857	10,874
Operating lease right-of-use assets	7,933	—
Restricted cash	754	862
Other non-current assets	830	22
Total assets	$166,414	$216,684
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,833	$6,766
Accrued expenses	11,791	15,659
Contract liabilities	25,707	19,216
Other current liabilities	973	146
Total current liabilities	46,304	41,787
Share-based compensation liability	2,655	15,435
Warrant liabilities	3,539	13,277
Operating lease liabilities, noncurrent	9,130	—
Other non-current liabilities	—	1,954
Total liabilities	$61,628	$72,453
Stockholders’ equity:
Common stock – Class A shares, $0.0001 par value; 385,000,000 shares authorized as of June 30, 2022 and December 31, 2021, 228,047,915 and 225,428,187 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively; Class C shares, par value $0.0001, 5,750,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021	24	24
Additional paid-in capital	462,436	449,307
Accumulated deficit	(357,634)	(305,084)
Accumulated other comprehensive (loss)	(40)	(16)
Total stockholders’ equity	104,786	144,231
Total liabilities and stockholders’ equity	$166,414	$216,684

BERKSHIRE GREY, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except for share data)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(52,550)	$(76,437)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,582	1,217
Loss on disposal of fixed assets	13	15
Gain on change in fair value of warrants	(9,738)	—
Gain on foreign currency transactions	40	37
Stock-based compensation	(1,478)	29,488
Change in operating assets and liabilities
Accounts receivable	2,354	14,083
Inventories	(2,570)	(1,961)
Deferred fulfillment costs	(8,839)	(9,912)
Prepaid expenses and other assets	4,288	(3,729)
Accounts payable	984	3,621
Accrued expenses	(3,883)	2,866
Contract liabilities	6,491	1,434
Other liabilities	(30)	(62)
Net cash used in operating activities	(63,336)	(39,340)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,268)	(2,139)
Net cash used in investing activities	(1,268)	(2,139)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	1,828	495
Net cash provided by financing activities	1,828	495
Effect of exchange rate on cash	(58)	(43)
Net decrease in cash, cash equivalents, and restricted cash	(62,834)	(41,027)
Cash, cash equivalents, and restricted cash at beginning of period	171,951	94,978
Cash, cash equivalents, and restricted cash at end of period	$109,117	$53,951
NON-CASH INVESTING AND FINANCING ACTIVITIES
Deferred transaction costs not yet paid included in accrued expenses	—	(1,656)
Right of use asset	(7,933)	—
Lease liability	10,114	—
Net investment in lease	884	—
Purchase of property and equipment included in accounts payable and accrued expenses	193	156
RECONCILIATION OF CASH AND RESTRICTED CASH WITHIN THE CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE CONSOLIDATED STATEMENTS OF CASH FLOWS ABOVE
Cash (inclusive of money market funds and cash equivalents of $94,177 and $51,496 at June 30, 2022 and 2021, respectively)	108,363	52,830
Restricted cash	754	1,121
Total cash, cash equivalents, and restricted cash	$109,117	$53,951

BERKSHIRE GREY, INC.

Supplemental Information

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2022	2021	2022	2021
Net loss	$(28,984)	$(31,754)	$(52,550)	$(76,437)
Interest income, net	(6)	(3)	(13)	(14)
Income tax expense	36	7	46	12
Depreciation and amortization	822	671	1,582	1,217
EBITDA	(28,132)	(31,079)	(50,935)	(75,222)
Stock-based compensation	360	5,309	(1,478)	29,488
Change in fair value of warrant liabilities	(2,555)	—	(9,738)	—
Other (expense), net	50	22	98	42
Adjusted EBITDA	$(30,277)	$(25,748)	$(62,053)	$(45,692)

Contacts:

Investors: Sara Buda
VP, Investor Relations, Berkshire Grey
ir@berkshiregrey.com

Media: Method Communications for Berkshire Grey
berkshiregrey@methodcommunications.com